Exhibit 5.05

August 8, 2022

Entergy Louisiana, LLC 4809 Jefferson Highway Jefferson, Louisiana 70121

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which Entergy Louisiana, LLC, a Texas limited liability company (the “Company”), proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of (a) its Collateral Trust Mortgage Bonds (the “Collateral Trust Mortgage Bonds”), such Collateral Trust Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “Collateral Trust Mortgage”), (b) its First Mortgage Bonds (the “1926 Indenture Bonds”), such 1926 Indenture Bonds to be issued in one or more new series under the Company’s Indenture of Mortgage, dated September 1, 1926, with The Bank of New York Mellon, as successor trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Indenture of Mortgage, as so amended and supplemented, being referred to herein as the “1926 Indenture”), and (c) its First Mortgage Bonds (the “1944 Mortgage Bonds”), such 1944 Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “1944 Mortgage”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of (a) the Collateral Trust Mortgage, (b) the 1926 Indenture, and (c) the 1944 Mortgage. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express our opinion on the matters covered hereby.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or facsimile copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Collateral Trust Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current

Entergy Louisiana, LLC
August 8, 2022

resolution of the Company’s Board of Directors, shall have approved and established the terms of such Collateral Trust Mortgage Bonds in accordance with the Collateral Trust Mortgage;

b. such Collateral Trust Mortgage Bonds have been executed and authenticated in accordance with the Collateral Trust Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Collateral Trust Mortgage Bonds and in compliance with an appropriate order with regard to the issuance of the Collateral Trust Mortgage Bonds by the Federal Energy Regulatory Commission (the “FERC”); and

c. such Collateral Trust Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Collateral Trust Mortgage Bonds and the Collateral Trust Mortgage.

2. The 1926 Indenture Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1926 Indenture Bonds in accordance with the 1926 Indenture;

b. such 1926 Indenture Bonds have been executed and authenticated in accordance with the 1926 Indenture, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1926 Indenture Bonds and in compliance with an appropriate FERC order with regard to the issuance of the 1926 Indenture Bonds; and

c. such 1926 Indenture Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1926 Indenture Bonds and the 1926 Indenture.

3. The 1944 Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1944 Mortgage Bonds in accordance with the 1944 Mortgage;

b. such 1944 Mortgage Bonds have been executed and authenticated in accordance with the 1944 Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1944 Mortgage

Entergy Louisiana, LLC
August 8, 2022

Bonds and in compliance with an appropriate FERC order with regard to the issuance of the 1944 Mortgage Bonds; and

c. such 1944 Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1944 Mortgage Bonds and the 1944 Mortgage.

This opinion is limited to the laws of the State of New York, except as set forth in the following two sentences. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion of Dawn A. Balash, Esq., Assistant General Counsel - Corporate and Securities of Entergy Services, LLC, which is being filed as Exhibit 5.06 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Texas, we have relied upon the opinion of Duggins Wren Mann & Romero, LLP, which is being filed as Exhibit 5.07 to the Registration Statement. As to all matters of the laws of the State of New York, Dawn A. Balash, Esq., Assistant General Counsel - Corporate and Securities of Entergy Services, LLC and Duggins Wren Mann & Romero, LLP are authorized to rely on this opinion as if it were addressed to each of them.

We hereby consent to the filing of this opinion as Exhibit 5.05 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP